Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated August 6, 2015 with respect to the Common Stock, $0.001 par value per share, of Adept Technology, Inc., and any amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated:  August 6, 2015

Kenneth Rainin Foundation

By:	/s/ Jennifer Rainin
	Name:	Jennifer Rainin
	Title:	President, CEO and Director

Kenneth Rainin Charitable Lead Annuity Trust No. 1 dtd 03/26/90

By:	/s/ Jennifer Rainin
	Name:	Jennifer Rainin
	Title:	Trustee

Kenneth Rainin Charitable Lead Annuity Trust No. 2 dtd 03/26/90

By:	/s/ Jennifer Rainin
	Name:	Jennifer Rainin
	Title:	Trustee

Kenneth Rainin Charitable Lead Annuity Trust No. 3 dtd 03/26/90

By:	/s/ Jennifer Rainin
	Name:	Jennifer Rainin
	Title:	Trustee

Rainin Group, LLC

By:	Kenneth Rainin Charitable Lead Annuity Trust No. 3 dtd 03/26/90, Managing Member

By:	/s/ Jennifer Rainin
	Name:	Jennifer Rainin
	Title:	Trustee

/s/ Jennifer Rainin
Jennifer Rainin

/s/ Robert Stockman
Robert Stockman